news release

GODADDY REPORTS CONTINUED GROWTH IN FIRST QUARTER 2016
Q1 Revenue up 15.3% on Growing Customers and ARPU
Strong Cash Flow, with Adjusted EBITDA Rising 23.1%

SCOTTSDALE, Ariz., May 4, 2016 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest technology provider dedicated to small businesses, today reported financial results for the first quarter ended March 31, 2016.
“GoDaddy's first quarter financial performance was strong, with revenue growing over 15%, adjusted EBITDA growing over 23% and unlevered free cash flow growing 18%,” said Blake Irving, GoDaddy’s Chief Executive Officer. “With a sizable addressable market of small businesses, a proven strategy and consistent execution, we are well positioned for continued growth at scale in 2016 and beyond.”
First Quarter Financial Highlights

•	Total revenue of $433.7 million, up 15.3% year over year, or approximately 17.6% on a constant currency basis.

•	Total Bookings of $557.8 million, up 11.9% year over year, or approximately 13.5% on a constant currency basis.

•	Adjusted EBITDA of $115.6 million, up 23.1% year over year.

•	Unlevered free cash flow of $100.6 million, an increase of 18.2% year over year.

•	Customers were 14.1 million at quarter end, up 7.6% year over year.

•	Average revenue per user (ARPU) of $123, up 6.1% year over year.

	Three Months Ended March 31,
in millions, except ARPU	2016	2015	Change
GAAP Results
Revenue	$433.7	$376.3	15.3%
Net loss	$(18.3)	$(43.4)	NM
Net cash provided by operating activities	$105.3	$72.1	46.0%
Non-GAAP Results
Total Bookings	$557.8	$498.7	11.9%
Adjusted EBITDA	$115.6	$93.9	23.1%
Unlevered Free Cash Flow	$100.6	$85.1	18.2%
Customers (at quarter end)	14.1	13.1	7.6%
ARPU	$123	$115	6.1%

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Business Highlights

•	Domains revenue of $218.9 million, up 9.9% year over year.

•	Hosting and Presence revenue of $160.4 million, up 14.4% year over year.

•	Business Applications revenue of $54.4 million, up 47.4% year over year.

•	International revenue of $112.7 million, up 16.7% year over year, or approximately 25.1% on a constant currency basis.

•	GoDaddy launched localized websites, product offerings and customer care across Asia in January. GoDaddy now operates in 10 languages and 14 markets in Asia and 26 languages and 53 markets globally.

•
GoDaddy expanded its hosting services to offer Cloud Servers and Bitnami-powered Cloud Applications built on OpenStack and integrated with GoDaddy products. This offering was launched globally across all of GoDaddy's 53 markets and is designed to help individual developers, tech entrepreneurs and IT professionals quickly build, test and scale cloud solutions.

•	GoDaddy went live on the AppDirect network of marketplaces, enabling small businesses to add custom domain names when purchasing Office 365 in AppDirect-powered marketplaces.

•	GoDaddy launched The GoDaddy Investor App, allowing domain investors to watch and bid on domains at auction from mobile devices in any of 26 supported languages.

•	GoDaddy appointed Brian Sharples, co-founder and CEO of HomeAway, to its board of directors.

•
GoDaddy appointed Steven Aldrich to the newly created role of Chief Product Officer to lead overall product strategy and development across GoDaddy's Hosting, Presence and Business Applications groups.

•	GoDaddy was ranked as one of the "Top Companies to Work For®" in the U.S., according to FORTUNE magazine.

•	GoDaddy was presented with six Stevie® Awards at the tenth annual Stevie Awards for Sales & Customer Service, marking the company's fifth consecutive year of recognition by The Stevies.

•	GoDaddy completed a secondary offering of approximately 19.0 million shares of its Class A common stock sold by certain of its stockholders at $30.25 per share on April 6, 2016.

Balance Sheet
At March 31, 2016, total cash, cash equivalents and short-term investments were $440.1 million, total long-term debt outstanding, including current portion, was $1,042.9 million, gross debt was $1,080.7 million and net debt was $640.6 million.
Business Outlook
For the second quarter ending June 30, 2016, GoDaddy expects total revenue in the range of $448 - $452 million and Adjusted EBITDA in the range of $99 - $102 million.
For the full year ending December 31, 2016, GoDaddy raised the midpoint of both its revenue and Adjusted EBITDA outlook, providing a revised revenue range of $1,830 - $1,845 million and a revised Adjusted EBITDA range of $404 - $414 million.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss first quarter 2016 results at 5:00 p.m. Eastern Time on May 4, 2016. To hear the call, dial (877) 201-0168 in the United States or (647) 788-4901 from international locations, with passcode 84548078. A live webcast of the call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Godaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: any projections of product or service availability, technology developments, customer growth, addressable market size or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations; any statements regarding future economic conditions; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as amended, which is available on the Company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and GoDaddy does not assume any obligation to update the

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forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes financial measures defined as "non-GAAP financial measures" by the SEC including Total Bookings, Adjusted EBITDA, Unlevered Free Cash Flow and Net Debt. These measures may be different from non-GAAP financial measures used by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently, particularly related to adjustments for acquisition accounting and non-recurring expenses.
We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents gross cash receipts from the sale of products to customers in a given period before giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
Adjusted EBITDA. Adjusted EBITDA is a measure of our performance aligning our bookings and operating expenditures, and is the primary metric management uses to evaluate the profitability of our business. We calculate Adjusted EBITDA as net loss excluding depreciation and amortization, interest expense (net), provision (benefit) for income taxes and adjustments to the TRA liability, equity-based compensation expense, change in deferred revenue including the impact of realized gains or losses from the hedging of bookings in foreign currencies, change in prepaid and accrued registry costs and acquisition and sponsor-related costs. As a result of our business model, we typically collect payment at the time of sale and generally recognize revenue ratably over the term of our customer contracts. At the time of a domain sale, we also incur the obligation for the domain name registry fees associated with the customer contract. As a result, sales to customers increase our deferred revenue and prepaid and accrued registry costs. We therefore adjust net loss for changes in deferred revenue and changes in the associated prepaid and accrued registry costs to facilitate a better comparison of our performance from period to period.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our performance used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco LLC's limited liability company agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt

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obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as gross debt less cash and cash equivalents and short-term investments. Gross debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discounts and unamortized debt issuance costs. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.

About GoDaddy
GoDaddy's mission is to radically shift the global economy toward small businesses by empowering people to easily start, confidently grow and successfully run their own ventures. With more than 14 million customers worldwide and more than 62 million domain names under management, GoDaddy gives small business owners the tools to name their idea, build a beautiful online presence, attract customers and manage their business. To learn more about the Company, visit www.GoDaddy.com.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue:
Domains	$218.9	$199.2
Hosting and presence	160.4	140.2
Business applications	54.4	36.9
Total revenue	433.7	376.3
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	154.4	137.2
Technology and development	71.7	66.9
Marketing and advertising	57.5	50.7
Customer care	61.7	56.7
General and administrative	48.2	47.9
Depreciation and amortization	38.9	37.4
Total costs and operating expenses	432.4	396.8
Operating income (loss)	1.3	(20.5)
Interest expense	(14.3)	(23.5)
Tax receivable agreements liability adjustment	(4.6)	—
Other income (expense), net	0.7	0.2
Loss before income taxes	(16.9)	(43.8)
(Provision) benefit for income taxes	(1.4)	0.4
Net loss	(18.3)	(43.4)
Less: net loss attributable to non-controlling interests	(7.8)	—
Net loss attributable to GoDaddy Inc.	$(10.5)	$(43.4)
Net loss per share of Class A common stock—basic and diluted(2)	$(0.15)	$(0.34)
Weighted-average shares of Class A common stock outstanding—basic and diluted(2)	67,834	38,826
___________________________ (1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$5.5	$3.8
Marketing and advertising	1.9	1.3
Customer care	0.8	0.3
General and administrative	3.8	3.3

(2)
Amounts for periods prior to our initial public offering (IPO) have been retrospectively adjusted to give effect to the organizational transactions completed prior to our IPO. The prior period amounts do not consider the 26,000 shares of Class A common stock sold in our IPO. For purposes of calculating loss per share for periods prior to the IPO we treated the organizational transactions as a merger of entities under common control. Therefore, we have retrospectively reflected loss per share as though these transactions had occurred as of the earliest period presented. For purposes of calculating net loss per share of Class A common stock for all periods prior to the IPO, we allocated our historical net loss between the Class A stockholders and the non-controlling interest based on their respective share ownership. As of March 31, 2016, we have a total of 158,170 shares of common stock outstanding, consisting of 68,363 shares of Class A common stock and 89,807 shares of Class B common stock as shown in a separate table at the end of this release.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except share amounts which are reflected in thousands and per share amounts)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$431.7	$348.0
Short-term investments	8.4	4.5
Accounts and other receivables	6.1	4.8
Registry deposits	25.4	18.7
Prepaid domain name registry fees	306.2	292.6
Prepaid expenses and other current assets	34.0	25.3
Total current assets	811.8	693.9
Property and equipment, net	223.8	225.0
Prepaid domain name registry fees, net of current portion	169.7	163.7
Goodwill	1,663.4	1,663.4
Intangible assets, net	711.4	735.3
Other assets	10.5	12.1
Deferred tax assets	6.2	5.4
Total assets	$3,596.8	$3,498.8
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$60.9	$39.4
Accrued expenses and other current liabilities	126.1	127.0
Payable to related parties for tax distributions	5.8	5.3
Payable to related parties pursuant to tax receivable agreements	3.6	—
Deferred revenue	994.2	937.7
Long-term debt	4.2	4.2
Total current liabilities	1,194.8	1,113.6
Deferred revenue, net of current portion	504.3	478.5
Long-term debt, net of current portion	1,038.7	1,039.8
Payable to related parties pursuant to tax receivable agreements, net of current portion	152.6	151.6
Other long-term liabilities	32.1	34.3
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value - 50,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.001 par value - 1,000,000 shares authorized; 68,363 and 67,083 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	0.1	0.1
Class B common stock, $0.001 par value - 500,000 shares authorized; 89,807 and 90,398 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	0.1	0.1
Additional paid-in capital	477.9	454.6
Accumulated deficit	(42.7)	(32.2)
Accumulated other comprehensive income	1.4	3.2
Total stockholders' equity attributable to GoDaddy Inc.	436.8	425.8
Non-controlling interests	237.5	255.2
Total stockholders' equity	674.3	681.0
Total liabilities and stockholders' equity	$3,596.8	$3,498.8

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net loss	$(18.3)	$(43.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38.9	37.4
Equity-based compensation	12.0	8.7
Other	4.4	2.3
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(6.7)	(0.9)
Prepaid domain name registry fees	(19.6)	(22.0)
Deferred revenue	82.3	87.0
Other operating assets and liabilities	12.3	3.0
Net cash provided by operating activities	105.3	72.1
Investing activities
Purchases of short-term investments	(3.9)	(1.1)
Maturities of short-term investments	—	3.0
Business acquisitions, net of cash acquired	—	(1.1)
Purchases of property and equipment, excluding improvements	(11.9)	(7.6)
Purchases of leasehold and building improvements	(0.1)	(0.6)
Net cash used in investing activities	(15.9)	(7.4)
Financing activities
Proceeds received from:
Stock option and warrant exercises and other	6.4	0.4
Payments made for:
IPO costs	—	(2.9)
Distributions to holders of LLC Units	(5.1)	—
Repayment of term loan	(2.8)	(2.8)
Contingent consideration for business acquisitions	(1.5)	—
Other financing obligations	(2.7)	(1.6)
Net cash used in financing activities	(5.7)	(6.9)
Net increase in cash and cash equivalents	83.7	57.8
Cash and cash equivalents, beginning of period	348.0	139.0
Cash and cash equivalents, end of period	$431.7	$196.8

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Reconciliation of Non-GAAP Financial Measures
The following tables reconcile the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

	Three Months Ended March 31,
	2016	2015

	(in millions)
Total Bookings:
Total revenue	$433.7	$376.3
Change in deferred revenue	83.3	87.0
Net refunds	38.4	35.1
Other	2.4	0.3
Total bookings	$557.8	$498.7

	Three Months Ended March 31,
	2016	2015

	(in millions)
Adjusted EBITDA:
Net loss	$(18.3)	$(43.4)
Interest expense, net of interest income	13.9	23.5
(Benefit) provision for income taxes and adjustments to the TRA liability	6.0	(0.4)
Depreciation and amortization	38.9	37.4
Equity-based compensation expense	12.0	8.7
Change in deferred revenue	83.3	87.0
Change in prepaid and accrued registry costs	(20.6)	(20.6)
Acquisition and sponsor-related costs	0.4	1.7
Adjusted EBITDA	$115.6	$93.9

	Three Months Ended March 31,
	2016	2015

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$105.3	$72.1
Cash paid for interest	11.6	20.6
Cash paid for acquisition and sponsor-related costs	0.3	0.6
Capital expenditures	(12.0)	(8.2)
Cash paid for tax-related distributions	$(4.6)	$—
Unlevered free cash flow	$100.6	$85.1

March 31, 2016
(in millions)
Net Debt:
Current portion of long-term debt	$4.2
Long-term debt	1,038.7
Unamortized original issue discount on long-term debt	35.2
Unamortized debt issuance costs	2.6
Gross debt	1,080.7
Less: Cash and cash equivalents	(431.7)
Less: Short-term investments	(8.4)
Net debt	$640.6

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	March 31, 2016	December 31, 2015

	(in thousands)
Shares Outstanding:
Class A common stock	68,363	67,083
Class B common stock	89,807	90,398
	158,170	157,481

CONTACTS:
Investors
Marta Nichols
669.600.5812
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2016 GoDaddy Inc. All Rights Reserved.

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